     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         VALUEVISION INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1673770
                     (I.R.S. employer identification number)

                               6740 SHADY OAK ROAD
                             EDEN PRAIRIE, MN 55344
                    (Address of principal executive offices)

                 SECOND AMENDED VALUEVISION INTERNATIONAL, INC.
                             1990 STOCK OPTION PLAN
                              (Full title of Plan)

                                 GENE MCCAFFERY
                             CHIEF EXECUTIVE OFFICER
                         VALUEVISION INTERNATIONAL, INC.
                               6740 SHADY OAK ROAD
                             EDEN PRAIRIE, MN 55344
                     (Name and address of agent for service)

                                   Copies to:

    WILLIAM M. MOWER, ESQ.                           DAVID T. QUINBY, ESQ.
MASLON EDELMAN BORMAN & BRAND                 VICE PRESIDENT AND GENERAL COUNSEL
     3300 NORWEST CENTER                        VALUEVISION INTERNATIONAL, INC.
MINNEAPOLIS, MINNESOTA 55402                          6740 SHADY OAK ROAD
       (612) 672-8200                               EDEN PRAIRIE, MN  55344

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
Title of                            Proposed Maximum         Proposed Maximum
of Securities to be                   Amount to be            Offering Price              Aggregate                Amount of
Registered                             Registered              Per Share (1)           Offering Price          Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01
par value per share)                    1,100,000               $24.9375                $27,431,250.00             $7,625.89
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 4, 1999.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         (a) The contents of the registrant's Registration Statement on Form S-8 (Registration No. 33-60549) and the documents incorporated by reference therein and made a part thereof, filed on April 2, 1993;

         (b) The contents of the registrant's Registration Statement on Form S-8 (Registration No. 33-68646) and the documents incorporated by reference therein and made a part thereof, filed on September 10, 1993;

         (c) The contents of the registrant's Registration Statement on Form S-8 (Registration No. 33-96950) and the documents incorporated by reference therein and made a part thereof, filed on September 14, 1995;

         (d) The registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999;

         (e) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999;

         (f) The registrant's Current Reports on Form 8-K filed on April 6, 1999, May 7, 1999, August 3, 1999 and August 5, 1999, and
                  Form 8-K/A filed on August 6, 1999; and

         (g) The description of the registrant's common stock contained in the registrant's Registration Statement on Form 8-A dated May 22, 1992.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8. Exhibits.

5       Opinion of Maslon Edelman Borman & Brand, LLP.
23.1    Consent of Arthur Andersen LLP.
23.2    Consent of Maslon Edelman Borman & Brand (contained in Exhibit 5).
25      Power of Attorney (included on page 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on August 6, 1999.

                          ValueVision International, Inc., Registrant

                       By /s/ Gene McCaffery
                          ------------------------------------------------------
                          Gene McCaffery, Chief Executive Officer

         We, the undersigned officers and directors of ValueVision International, Inc., hereby severally constitute Gene McCaffery or Edwin Pohlman, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ValueVision International, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 6th day of August, 1999, by the following persons in the capacities indicated:

NAME                             TITLE

/s/ Gene McCaffery               Chief Executive Officer and Director
-----------------------------
Gene McCaffery

/s/ Edwin Pohlmann               Executive Vice President, Chief Operating
-----------------------------    Officer and Chief Accounting Officer
Edwin Pohlmann

/s/ Marshall S. Geller           Director
-----------------------------
Marshall S. Geller

/s/ Robert J. Korkowski          Director
-----------------------------
Robert J. Korkowski

/s/ Paul D. Tosetti              Director
-----------------------------
Paul D. Tosetti

/s/ Stuart Goldfarb              Director
-----------------------------
Stuart Goldfarb

/s/ John Flannery                Director
-----------------------------
John Flannery

                                    EXHIBITS

EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT
--------------                ----------------------

5          Opinion of Maslon Edelman Borman & Brand, LLP.
23.1       Consent of Arthur Andersen LLP.
23.2       Consent of Maslon Edelman Borman & Brand (contained in Exhibit 5).
25         Power of Attorney (included on page 5).



















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